Exhibit 99.6

BENEFICIAL OWNER ELECTION FORM

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to in the enclosed materials relating to the grant of non-transferable subscription rights (the “Rights”) to purchase shares of common stock, par value $0.001 per share (the “Common Stock”), of Deltek, Inc., a Delaware corporation (“Deltek”).

This will instruct you whether to exercise Rights to purchase shares of Common Stock distributed with respect to the shares of Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Instructions as to Use of Deltek Rights Certificates.”

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ☐  Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2. ☐  Please EXERCISE RIGHTS for shares of Common Stock as set forth below:

	Number of Shares of Common Stock Subscribed For	Subscription Price		Payment
Basic Subscription Privilege	x	$3.00	=	$ (Line 1)

Over-Subscription Privilege	x	$3.00	=	$ (Line 2)

Total Payment Required				$ (Sum of Lines 1 and 2)

Box 3. ☐  Payment in the following amount is enclosed: $                .

Box 4. ☐  Please deduct payment of $                 from the following account maintained by you as follows:

(The total of Box 3 and Box 4 must equal the total payment required specified above.)

Type of Account	Account No.

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•     irrevocably elect to purchase the number of shares of common stock indicated above upon the terms and conditions specified in the prospectus; and

•     agree that if I (we) fail to pay for the shares of common stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

Signature(s).

Date:	Please type or print name(s) below:

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number: